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                                   EXHIBIT 11


                            KRAUSE'S FURNITURE, INC.
                        COMPUTATION OF NET LOSS PER SHARE
                      (In thousands, except per share data)


                                                     Fiscal Years Ended
                                        ---------------------------------------------
                                         February 1,     February 2,      January 28,
                                            1998            1997             1996
                                        ------------    ------------     ------------

Net loss                                $     (7,480)   $    (13,389)    $     (8,715)
                                        ============    ============     ============

Weighted average number of
shares outstanding:                           19,021          10,445            3,950
                                        ============    ============     ============

Basic and diluted loss per share        $      (0.39)   $      (1.28)    $      (2.21)
                                        ============    ============     ============


(A) Common stock equivalents are excluded from the calculation in loss years since they are anti-dilutive.